Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61598, 333-113684 and 333-129454 on Form S-8 of our report dated June 17, 2008, appearing in this Annual Report on Form 11-K of the PNM Resources, Inc. Retirement Savings Plan for the year ended December 31, 2007.

/s/ GRANT THORNTON LLP

Albuquerque, New Mexico

June 23, 2008